                                                                    EXHIBIT 17.2

At the upcoming Annual Meeting, all shareholders will be asked to consider and approve a very important proposal. Subject to shareholder approval, Nuveen California Municipal Income Fund, Inc. will transfer substantially all of its assets and substantially all of its liabilities to Nuveen California Municipal Value Fund, Inc. (the "Acquiring Fund") in exchange for newly issued shares of the Acquiring Fund, which will be distributed to shareholders of the Fund.

The reorganization should lead to efficiencies of scale, providing such benefits as:

    [ ]  Lower Administrative Expenses
    [ ]  Improved Portfolio Management Flexibility
    [ ]  Increased Trading Liquidity

WHETHER OR NOT YOU PLAN TO JOIN US, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.



            |----------Please fold at perforation before detaching---------|
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                                                                    PROXY BALLOT

NUVEEN CALIFORNIA MUNICIPAL INCOME FUND, INC.

COMMON SHARES
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 16, 1995

The undersigned hereby appoints Richard J. Franke, Timothy R. Schwertfeger and James J. Wesolowski, and each of them, with full power of substitution, Proxies for the undersigned to represent and vote the common shares of the undersigned at the Annual Meeting of Shareholders of Nuveen California Municipal Income Fund, Inc. (the "Fund") to be held on November 16, 1995, or any adjournment or adjournments thereof. The following items are to be considered:
1. Approval of an Agreement and Plan of Reorganization and Liquidation between the Fund and Nuveen California Municipal Value Fund, Inc.
2.   Election of Directors:
     NOMINEES: Lawrence H. Brown, Peter R. Sawers, Timothy R. Schwertfeger.
3.   Ratification of the selection of Ernst & Young LLP as independent auditors.
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


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   You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your Proxy will be voted in accordance with the Board of Directors' recommendations.
   Please sign date and return this Proxy card promptly using the enclosed envelope.
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                           SEE REVERSE SIDE                              CAI895

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND PROPOSALS:

Please mark your votes as in this example  [X]

--------------------------------------------------------------------------------

1.  APPROVAL OF AN AGREEMENT AND PLAN OF          FOR       AGAINST     ABSTAIN
    REORGANIZATION AND LIQUIDATION                [_]         [_]         [_]
    BETWEEN THE FUND AND NUVEEN CALIFORNIA
    MUNICIPAL VALUE FUND, INC.

2.  ELECTION OF     [_] FOR        [_] WITHHOLD       [_] WITHHOLD
    DIRECTORS:          all            authority          authority to vote
    (SEE REVERSE        nominees       to vote for        for nominees
    FOR NOMINEES)                      all nominees       indicated below:

                                                          _____________________
INSTRUCTIONS:
To grant authority to vote FOR ALL nominees, mark the box on the left above OR do not mark any box above.

To WITHHOLD authority to vote FOR ALL
nominees, mark the box in the middle above.

To WITHHOLD authority to vote FOR ANY ONE
OR MORE of the nominees, mark the box on the right above AND write each nominee's name in the space provided.

3.  Ratification of the selection of Ernst
    & Young LLP as independent auditors.          [_]         [_]         [_]

4.  In their discretion, the Proxies are
    authorized to vote upon such other
    business as may properly come before
    the Annual Meeting.

--------------------------------------------------------------------------------

The shares to which this Proxy relates will be voted as specified. If no specification is made, such shares will be voted for the election of Directors and for the proposals set forth on this Proxy.
                                                  ------------------------------
      _______ Please be sure to sign and
      |       date this Proxy
      |
-----------------------------------------------

-Shareholder
   sign here __________________ Date _________

-Co-owner
   sign here __________________ Date _________

NOTE:  Please sign exactly as your name appears
on this Proxy.  If signing for estates, trusts
or corporations, title or capacity should be
stated.  If shares are held jointly, each
holder should sign.                               ------------------------------

[_] BK CAI895                            CAI895